Exhibit 10.1

DIRECTOR MATCHING GIFTS PROGRAM
(as revised effective for gifts made on or after January 1, 2019)

Eligibility
Each Director of Edison International and Southern California Edison Company (“SCE”) is eligible to have his or her eligible gifts matched by Edison International under the Matching Gifts Program (the “Program”).

Match
Edison International will match dollar for dollar each Director’s eligible gift to an eligible organization of at least $25; provided, however, that in no event will the aggregate match for all eligible gifts by any one Director in any one calendar year exceed $10,000 (regardless of whether the Director is a director of Edison International, SCE, or both).

The amount of the match shall be determined based on the value of the gift on the date the gift is given by the Director. For purposes of determining the date on which a stock gift is given by the Director, such date will be determined based on the date stock ownership transfers to the eligible organization. For purposes of determining the date on which a cash gift is given by the Director, such date will be determined based on the date of the negotiable instrument or electronic funds transfer, subject to verification of receipt by the eligible organization. Directors may make more than one contribution annually.

Eligible Gifts
Gifts must be personal charitable contributions, from the Director’s personal funds, actually given to the eligible organization in the relevant year, not merely pledged, and while the individual is a Director. Gifts must be in the form of cash, check, credit card or Publicly Traded Stock. The following do not qualify for matching gifts:

•	Alumni(ae) dues or dues for designated individuals

•	Subscription, registration or membership fees

•	Tuition, books or other individual student expenses

•	Contributions with a personal benefit or privilege for the Director, the Director’s family or anyone designated by the Director

•	Contributions made in lieu of tuition or fees, tickets, dues, meals, parking or other benefits

•	Payment for fundraising tickets, meals, concerts or events

•	Pooled donations (contributions made by a group of individuals and claimed as one gift from a single eligible donor)

•	Donations directed and in support of specific legislation, candidates or political positions

•	In-kind gifts, except for gifts of Publicly Traded Stock

“Publicly Traded Stock” means stock of a corporation or other entity that is (1) listed or admitted to trade on the New York Stock Exchange or other national securities exchange, or (2) quoted by the NASDAQ Global Market Reporting System (or a successor market). Director gifts given in the form of Publicly Traded Stock, including but not limited to Edison International stock (which gifts of Edison International stock are subject to preclearance by the Edison International Preclearance Officer), shall be valued for purposes of the match in accordance with the official receipt provided by the eligible organization that received the gift of Publicly Traded Stock from the Director.

Eligible Organizations
Edison International will match eligible gifts made by Directors to organizations that meet the following requirements and are not ineligible organizations:

•	Recognized by the Internal Revenue Service (IRS) as tax-exempt and designated as a public charity under Internal Revenue Code Section 501(c)(3); or

•	A U.S. governmental subdivision as provided by Section 170(c)(1) of the Internal Revenue Code (e.g., city park, public library or volunteer fire department).

Ineligible Organizations
Edison International will not match gifts by Directors to any following types of organizations:

•	Organizations that discriminate based on race, color, religion, national origin, disability, sexual orientation, sex or age

•	Political organizations, political parties, advocacy and lobbying groups

•	Churches and religious organizations that serve only their membership

•	Fraternities, sororities, honor societies, and campus organizations that serve only their membership

The Edison International Managing Committee and the Edison International Corporate Philanthropy Committee will have the authority to determine if an organization is ineligible for any of the reasons listed above.

Program Administration
The Corporate Secretary’s office administers the Program for gifts made by Directors and will provide a Matching Gift Form (the “Form”) to Directors. In order for a gift to be matched under this Program, a Director must submit the Form and proof of the gift at such time and in such manner as prescribed by the Corporate Secretary’s office.

The Edison International Board of Directors may change, suspend, or discontinue the Program at any time.

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